Exhibit 99.1

FOR IMMEDIATE RELEASE

GLOBAL MEDICAL REIT Inc. PROVIDES acquisition update

Company Announces Planned Acquisition of Three Hospitals Under Contract for $68 million

BETHESDA, MD – November 30, 2016 – Global Medical REIT Inc. (NYSE: GMRE) (the “Company” or “GMR”), a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to leading clinical operators with dominant market share, announced today that it has entered into purchase contracts to acquire three rehabilitation hospitals for an aggregate purchase price of $68,093,000. The three hospitals, discussed further below, are HealthSouth rehabilitation hospitals in Mesa, AZ, Altoona, PA and Mechanicsburg, PA.

David Young, Chief Executive Officer of GMR, stated, “I am very happy to announce that the Company has entered into purchase contracts to acquire three hospitals from affiliates of Healthcare Realty Trust, each of which is leased to HealthSouth Corporation under long-term triple net leases that we will assume upon closing. This transaction will represent a significant milestone in our continuing efforts to deploy the proceeds raised in our IPO that was completed in July. In addition, the credit facility announced with our third quarter results, along with capital that will become available as we place debt on various properties in our portfolio, will provide us with ample funding to facilitate our increasing pace of acquisitions in the near term.”

As indicated above, GMR intends to complete the three acquisitions in all-cash transactions using proceeds from the Company’s IPO. The Company intends to place debt on the properties subsequent to closing. In total, the three hospitals add approximately 196,000 square feet to GMR’s property portfolio while also yielding cap rates consistent with the Company’s existing property portfolio. These three transactions are contingent on each other, so the Company will not close one without closing the other two. The sellers are affiliates of Healthcare Realty Trust Incorporated (NYSE: HR). The Company’s due diligence period under each agreement expires on December 8, 2016, at which time its earnest money deposits become non-refundable. The Company has the right to terminate at any time prior to the expiration of the due diligence period. The Company expects to close the three acquisitions during the fourth quarter of 2016, subject to the satisfactory completion of due diligence and other customary closing conditions. There is no assurance that the Company will close these three acquisitions.

HealthSouth East Valley Rehabilitation Hospital – Mesa, AZ

Serving the residents of Mesa and East Valley, AZ, the hospital is a 60-bed rehabilitation facility which was opened in 2009 and contains approximately 52,000 square feet.  The purchase price for the Mesa hospital will be $22,350,000, and the property is leased to HealthSouth Mesa Rehabilitation Hospital, LLC under a triple-net lease agreement that the Company will assume at closing with a remaining term of approximately 8 years, subject to four 5-year renewal options by the tenant.  The lease is guaranteed by HealthSouth Corporation. The aggregate annual rent for the Mesa properties is currently $1,660,793, subject to 3% annual rent escalations.

HealthSouth Rehabilitation Hospital of Altoona – Altoona, PA

The 80-bed, approximately 64,000 square-foot inpatient rehabilitation hospital specializes in the treatment and rehabilitation of amputations, brain injury, neurological disorders, orthopedic conditions, spinal cord injury, and stroke.  On-site services include imaging, pharmacy, dental services, laboratory services, renal dialysis, therapeutic radiology, electrical stimulation therapy, upper extremity robotics, diagnostic tools for balance disorders, and Visi-Pitch IV.  The purchase price for the Altoona hospital will be $21,545,000, and the property is leased to HealthSouth Corporation under a triple-net lease agreement that the Company will assume at closing with a remaining term of approximately 4.5 years, subject to two 5-year renewal options by the tenant.  The annual rent for the Altoona facility is currently $1,635,773, subject to annual rent escalations based on increases in the CPI, but not greater than 4% nor less than 2%.

HealthSouth Rehabilitation Hospital of Mechanicsburg – Mechanicsburg, PA

The hospital offers specialized inpatient rehabilitation services, including imaging, laboratory services, a pharmacy, and orthotics to promote rehabilitation from conditions such as joint replacements, stroke, Parkinson’s disease, spinal cord injuries, and traumatic brain injury.  The facility covers approximately 80,000 square feet and contains 75 beds along with 2 private and 35 semi-private rooms.  The purchase price for the Mechanicsburg hospital will be $24,198,000, and the property is leased to HealthSouth Corporation under a triple-net lease agreement that the Company will assume at closing with a remaining term of approximately 4.5 years, subject to two 5-year renewal options by the tenant.  The annual rent for the Mechanicsburg facility is currently $1,836,886, subject to annual rent escalations based on increases in the CPI, but not greater than 4% nor less than 2%.

About Global Medical REIT Inc.

Global Medical REIT Inc. is a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to leading clinical operators with dominant market share. The Company intends to produce increasing, reliable rental revenue by expanding its portfolio, and leasing each of its healthcare facilities to a single market-leading operator under a long-term triple-net lease. The Company’s management team has significant healthcare, real estate and public real estate investment trust experience and has long-established relationships with a wide range of healthcare providers. The Company intends to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016.

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. These statements relate to, among other things, the Company’s expectations regarding the completion of the acquisitions described in the press release on the terms and conditions described herein, the expected closing dates of these acquisitions; and the expected lease terms. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties are described in greater detail in the Company’s filings with the United States Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to update these statements after the date of this release.

Contacts:

Investor Relations Counsel

The Equity Group Inc.

Jeremy Hellman, Senior Associate

(212) 836-9626 / jhellman@equityny.com

Adam Prior, Senior Vice President

(212) 836-9606 / aprior@equityny.com

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